Cascade Technologies Corp.
a Wyoming corporation

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), is dated as of the date set forth on the signature page hereof, by and among Cascade Technologies Corp., a Wyoming corporation (the “Company”) and the undersigned individual or entity (the “Subscriber”).

WHEREAS:

 A.            The Company and the Subscriber are executing and delivering this Agreement in reliance upon the exemptions from securities registration afforded by Rule 506 of Regulation D (“Regulation D”) and, if Subscriber is a non-U.S. person and the Company so elects, Regulation S (“Regulation S”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”).

 B.           The Company and Spectral Molecular Imaging, Inc., a Nevada corporation (“SMI”), have negotiated the terms of an acquisition (the “SMI Acquisition”) of the outstanding common stock of SMI.  The Company and SMI have negotiated the principal terms of an Agreement and Plan of Merger (the “Merger Agreement”).  The Merger Agreement provides for the acquisition by the Company of SMI through a reverse triangular merger (the “Merger”) of a to-be-formed subsidiary of the Company with and into SMI so that, following the Merger, SMI will be a wholly owned subsidiary of the Company.  The final, effective version of the Merger Agreement, including any amendments, modifications, revisions, supplements, or replacements thereto or thereof, is referred to herein as the “Final Merger Agreement”) and will not be materially different the draft thereof dated March 1, 2010 and provided to the Subscriber.

C.           To provide the financing required at closing of the Merger (the “Merger Closing”) as a condition precedent to consummation of the Merger, the Company is undertaking a private placement (the “Offering”) of Convertible Notes (the “Notes”), convertible into shares of common stock, no par value, of the Company (the “Common Stock”) on the terms and conditions set forth in this Agreement.  In connection with the Offering, the Company has prepared certain Offering Materials (as defined below) for delivery to prospective investors.  Each Note will be initially convertible into Common Stock at a rate of $0.182 per share before consummation of the Dividend (as defined in the Merger Agreement) and at a rate of $0.05 per share following consummation of the Dividend.  An example of the anticipated pre-Dividend and post-Dividend capitalization of the Company is set forth in Schedule 6.7 to the Merger Agreement.

D.           The Offering is being made pursuant to the offering materials identified on Appendix A hereto and, if applicable, a special addendum to provide a material updated or revised information (the “Special Addendum”), in each case including any amendments, modifications, revisions, supplements, or replacements thereto or thereof delivered to the Subscriber by the Company (collectively, the “Offering Materials”).  Preliminary Offering Materials have been or will be provided to all prospective investors before any subscriptions may be made and the final Offering Materials have been or will be provided to all prospective investors before any subscriptions may be accepted.  The Special Addendum may be amended, modified, revised, supplemented, or replaced from time to time, and such amendments, modifications, revisions, supplements, or replacements will be provided to the Subscriber at the Offering Closing (as defined in Recital E below).  The foregoing notwithstanding, if after the Subscriber executes and delivers this Agreement and then  the Company delivers any Special Addendum or any updated, amended, modified, revised, supplemental or replacement Special Addendum to Subscriber, then the Subscriber may within two business days of such delivery by the Company rescind this subscription by delivery of written notice to the Company.  Notwithstanding anything to the contrary contained in this Agreement, in the event any Special Addendum or any updated, amended, modified, revised, supplemental or replacement Special Addendum is delivered within two business days of the initial Termination Date (as defined in Section 2(h) below), the Termination Date will be extended for two business days to accommodate such rescission right.  If the Subscriber so rescinds this

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subscription, amounts delivered by the Subscriber to the Escrow (as defined in Section 2(a)) will promptly thereafter be refunded, without interest, and the Company and Company Representatives (as defined below in Section 7) shall have no further duties or obligations to the Subscriber.  If the Subscriber does not timely rescind this subscription, the terms and conditions of the Special Addendum and Offering Materials, and all references to the Special Addendum shall mean the last Special Addendum delivered to the Subscriber at or prior to the Offering Closing, and not any previous form of the Special Addendum.

E.           The Company is conducting the Offering concurrently with the negotiation of the Final Merger Agreement so that the initial closing of the Offering (the “Offering Closing”) and the Merger Closing can be coordinated and must occur simultaneously.  As a result, subscriptions in the Offering will be held in the Escrow described below and the Offering Closing will not occur until the occurrence or waiver of the conditions to the Offering Closing set forth in Section 3 below but which in any event (except as provided in paragraph D above) will be no later than 4:00 p.m. Los Angeles time on March 15, 2010.

NOW THEREFORE, the Company and the Subscriber hereby agree to the recitals set forth above and as follows:

1. Subscription.

(a) Subscription Documents.  The Subscriber hereby irrevocably subscribes for the principal amount of Notes set forth on the Subscriber Information and Signature Pages of this Agreement (the “Signature Page”).

(b) Special Addendum; Changes to Information or Terms.  The Subscriber acknowledges that in the event of any conflict between the Special Addendum as amended or supplemented from time to time and any other Offering Materials, the Special Addendum shall control.  Notwithstanding the foregoing, if, after the Subscriber executes and delivers this Agreement, the Company amends or supplements the Special Addendum to provide materially different (as opposed to additional) information from that previously included in the Special Addendum and Offering Materials, the Company shall provide written notice thereof to Subscriber at the Offering Closing.  The Subscriber may prior to the Offering Closing rescind this subscription by delivery of written notice to the Company.  If the Subscriber so rescinds this subscription, amounts delivered by the Subscriber to the Escrow will promptly thereafter be refunded, without interest, and the Company and Company Representatives (as defined below in Section 7) shall have no further duties or obligations to the Subscriber.  If the Subscriber does not timely rescind this subscription, the terms and conditions of the Special Addendum and Offering Materials, and all references to the Special Addendum shall mean the last Special Addendum delivered to the Subscriber at or prior to the Offering Closing, and not any previous form of the Special Addendum.

(c) Concurrent Subscriptions; No Differing Terms. The Subscriber acknowledges that, concurrently herewith, the Company may accept subscriptions for Notes from other subscribers.  The terms of such subscriptions for Notes shall be the same as provided herein with respect to Subscriber.

(d) Offering Information.  In considering an investment in the Notes, the Subscriber has not relied upon any representations made by, or other information (whether oral or written) furnished by or on behalf of the Company or by or on behalf of any Person, including any placement agent or so-called “finder” assisting the Company in connection with the Offering, other than the information set forth in the Offering Materials and this Agreement.  Without limiting the foregoing, the Subscriber has not relied on any information, evaluation, or recommendation of any placement agent or any other Person who is directly or indirectly assisting the Company with respect to the Offering, including Persons who are or may be receiving compensation to assist in this Offering.  The Subscriber acknowledges that projections are inherently unreliable and that the Company has made no representation or warranty that it will achieve performance consistent with any projections it may have prepared, disseminated or discussed.

(e) Acceptance Required; Termination.  The Subscriber acknowledges and agrees that:

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(i) This subscription will not be effective unless and until accepted by the Company.  This subscription shall be deemed accepted by the Company when the Company sends the countersigned signature page of this Agreement or other written notice of acceptance to the Subscriber by the United States mail or facsimile; and

(ii) If the conditions to the Offering Closing described in Section 3 below are not satisfied or waived and the Escrow Agent (as defined in Section 2(a)) does not release funds from the Escrow as provided for in connection with the Merger Closing by the Termination Date (as defined in Section 2(h) below), all funds deposited into the Escrow Account by the Subscriber will be returned, without interest, and the subscription will thereafter terminate without any further obligations or liability being imposed upon the Company or any Company Representative.

2. Procedures; Escrow.  The following procedures will apply to all subscriptions:

(a) Payment of Subscription Price; Escrow.  Concurrent with delivery to the Company of this signed Agreement, the Subscriber shall wire transfer immediately available funds to the bank account of Case Knowlson & Jordan LLP, the Company’s escrow agent for the Offering (the “Escrow Agent”) in the amount of the aggregate purchase price for Notes indicated on the Signature Page of this Agreement.  The Escrow Agent shall hold the funds so tendered in its escrow account (the “Escrow”) (and not as assets of the firm) pursuant to an Escrow Agreement, dated as of December 10, 2009 and as amended at February 4, 2010, among the Company, SMI and the Escrow Agent.  The wire transfer instructions for the Escrow Agent are set forth on the Signature Page of this Agreement.

(b) Other Financing.  The Subscriber acknowledges that the Company may hereafter receive advances, loans or other financing from strategic or financial investors on terms determined by the Company in its sole and absolute discretion; provided that no such advances, loans or other financing shall include terms that would result in the sale of Common Stock or securities convertible into Common Stock at an effective price per share of Common Stock lower than the effective price per share of Common Stock paid by subscribers in the Offering (assuming conversion of the Notes).  Without limiting the foregoing, the Company may grant a security interest to investors in connection with such other financing.  Company Representatives have the right to purchase Notes.  The Company reserves the right to offer additional Notes in its sole discretion.

(c) Release from Escrow.  Pursuant to the Escrow Agreement, once the conditions to the Offering Closing set forth in Section 3 below have been satisfied or waived, the accepted subscription payments will be released by the Escrow Agent to the Company.

(d) Over-Subscription; Allocation.  If, as of the Offering Closing or any subsequent closing in the Offering, the aggregate principal amount of Notes subscribed for exceeds the maximum principal amount of Notes the Company elects to sell in the Offering, the Company may allocate the principal amount of Notes to be sold in the Offering Closing or such closing among the subscribers as the Company elects in its sole and absolute discretion, provided that if the Subscriber has indicated on the Signature Page that this subscription is “all or none” or, if the Subscriber has indicated on the Signature Page that there is a minimum principal amount of Notes that the Subscriber would accept, then the Company may not allocate the principal amount of Notes to be sold to Subscriber in contravention of that indication, without Subscriber’s written consent.

(e) Notes Issued at Par.  Each Note will be issued at par, with each whole Note to be in the principal amount of $100,000.  The Company may also issue Notes in any principal amount above or below $100,000.

(f) Effect of Acceptance.  The Company will endeavor to notify the Subscriber promptly as to whether it has accepted or rejected this subscription in whole or in part, but reserves the right to request information or documentation to verify the Subscriber’s compliance with the investor suitability standards.  If this subscription is accepted, (i) the Subscriber shall be deemed to be an owner of Notes as to which this subscription is accepted as of the date of the Offering Closing or the respective other closing and (ii) on the date

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 of the Offering Closing or other closing (A) the Subscriber shall be deemed to have paid the applicable purchase price to the Company for the Notes to be issued and sold to the Subscriber on the date of the Offering Closing or other closing, (B) the Subscriber shall be deemed to be an owner of the principal amount of Notes as to which this subscription is accepted as of the date of the Offering Closing or other closing, and (C) promptly thereafter, the Company shall issue and deliver to the Subscriber a promissory note evidencing the Note that the Subscriber is purchasing hereunder at the Offering Closing or other closing, duly executed on behalf of the Company and registered in the name of the Subscriber.

(g) Effect of Rejection.  If this subscription is rejected, any funds tendered to the Escrow Agent will be returned, without interest, there will be no Offering Closing or other closing with respect to that proposed subscription and the subscription will thereafter terminate without any further obligations or liability being imposed upon the Company or any Company Representative.

(h) Termination.  In the event the conditions to the Offering Closing set forth in Section 3 are not satisfied or waived by March 15, 2010 (the “Termination Date”), any funds tendered to the Escrow Agent will be returned, without interest, there will be no Offering Closing with respect to that proposed subscription and the subscription will thereafter terminate without any further obligations or liability being imposed upon the Company or any Company Representative.  With respect to the foregoing potential waivers: (i) matters pertaining to the Subscriber may be waived, if at all, by the Subscriber in the Subscriber’s sole discretion by written notice to the Company and matters pertaining to the Final Merger Agreement may be waived, if at all, by the Company in its sole discretion in the manner provided for in the Final Merger Agreement, provided that the Company’s waivers will not be effective with respect to Subscriber if such waivers violate any express requirements as to the terms of the SMI Acquisition set forth in the Offering Materials, unless the Subscriber also provides the Company with written consent thereto.

3. Conditions to Offering Closing.  The obligation of the Subscriber hereunder to purchase the Notes from the Company at the Offering Closing is subject to the satisfaction or waiver, at or before the Termination Date, of each of the following conditions, provided that these conditions are for the Subscriber’s benefit and may be waived only by the Subscriber at any time in its sole discretion by providing the Company with written notice thereof:

(a) The Company shall have accepted the subscription and signed this Agreement and delivered the same to the Subscriber.

(b) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Offering Closing date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Offering Closing date.

(c) The Escrow Agent shall have received and hold in the Escrow funds that, together with any other financing obtained by the Company, results in aggregate gross proceeds to the Company of not less than $1,000,000 from not more than ten Subscribers.

(d) All material conditions to the Merger Closing (other than payment of the purchase price) shall have been satisfied or waived by the Company and the closing of the Merger contemplated by the Final Merger Agreement shall have occurred or shall occur approximately simultaneously with the Offering Closing in accordance with the terms of the Final Merger Agreement.

(e) The Subscriber shall have received a certificate, executed by the President or Chief Executive Officer of the Company, dated as of the Offering Closing date, stating that each of the matters set forth in clauses (a) through (d) of this Section 3 are true and correct and that no waivers by the Company with respect to the Merger violated the express requirements of this Agreement.

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(f) The Company shall have executed and delivered to the Subscriber the Notes being purchased by the Subscriber at the Offering Closing.

(g) As of the Offering Closing date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, sufficient shares of Common Stock (such number to be adjusted for any stock splits, stock dividends, stock combinations or other similar transactions involving the Common Stock that are effective at any time after the date of this Agreement).

(h) The Company shall have delivered to the Subscriber (i) a secretary’s certificate, dated as of the Offering Closing date, certifying (A) as to the Articles of Incorporation of the Company, certified as of a date within five (5) days of the Offering Closing date, by the Secretary of State of the State of Wyoming, (B) that the Bylaws of the Company are true, complete and correct and remain unamended and in full force and effect and (C) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, the Notes and any other document delivered in connection herewith or therewith on behalf of the Company (the “Transaction Documents”); and (ii) certificates of good standing for the Company, dated as of a date within five (5) days prior to the Offering Closing date.

(i) The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Notes pursuant to this Agreement in compliance with such laws to the extent such filings must be made on or prior to the Offering Closing date.

Neither the Company nor any other Company Representative shall have any liability to the Subscriber for the failure of any of the foregoing conditions to occur and the Subscriber’s sole remedy shall be to terminate this subscription without further liability or obligation of either party to the other (except that any funds tendered by the Subscriber to the Escrow Agent will be returned, without interest, to the Subscriber); provided, this provision shall not relieve any party of liability for any failure to return funds to the Subscriber if and as required by this Agreement.  Following the Offering Closing, the Company may continue to receive and accept subscriptions for Notes, until such time as the Company has accepted subscriptions for an aggregate of $2,000,000 in principal amount of Notes.  The conditions to closing on the offering of such Notes shall be substantially identical to the initial Offering Closing mutatis mutandis.

4. Limited Offering; Registration and Qualification Exemptions.

(a) In the United States and to U.S. persons (as defined in Regulation S), the Offering is limited to Persons who are accredited investors as defined in Section 2(a)(15) of the 1933 Act and Rule 501(a) of Regulation D.  For offers and sales inside the United States (and to U.S. persons), the Company is relying upon the exemption from the registration requirements of Section 5 of the 1933 Act and the qualification requirements of various states provided by Section 4(2) of the 1933 Act, Rule 506 of Regulation D, and Section 18(a)(1)(A) and (b)(4)(D) of the 1933 Act.

(b) For offers and sales outside the United States to non-U.S. persons, the Company may rely upon the exemption from the registration requirements of Section 5 of the 1933 Act provided by Regulation D or Regulation S promulgated under the 1933 Act, at the Company’s election.

5. Representations and Warranties of the Subscriber.  The Subscriber represents and warrants to, and agrees with, the Company that the following statements are true as of the date hereof and will be true as of the date of the Offering Closing and any other applicable closing:

(a) The Subscriber (i) is acquiring the Notes purchased by the Subscriber hereunder, (ii) upon conversion of the Notes, will acquire the Common Stock then issuable (“Conversion Shares” and, the Notes and the Conversion Shares being collectively referred to herein as the “Securities”) for its own account and not with a view towards, or for offer or resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempted from the registration requirements of the 1933 Act; provided, however, that by making the representations herein, the Subscriber does not agree to hold any of the

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 Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time pursuant to a registration statement that has been declared and is effective under the 1933 Act or in accordance with an exemption from the registration requirements of the 1933 Act.  The Subscriber is aware that none of Securities have been registered under the 1933 Act or any similar law of any jurisdiction, or qualified under the securities laws of other jurisdiction, or political subdivision thereof or therein, on the basis of exemptions from registration and qualification as described above and upon grounds, among others, that no distribution or public offering of the Securities is to be effected.

(b) Whether or not the Subscriber is in the United States or is a U.S person (as defined in Regulation S), the Subscriber is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(c) If the Subscriber is not in the United States and is not a U.S. person (as defined in Regulation S), the Subscriber has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement and the Offering Materials, including (a) the legal requirements within its jurisdiction for the purchase of the Securities, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities.  The Subscriber’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

(d) The Subscriber understands and agrees that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Subscriber’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of the Subscriber to acquire the Securities.

(e) The Subscriber fully understands that SMI is a development stage company developing a medical device requiring U.S. Food and Drug Administration regulatory application, review and approval to be marketed in the United States and that neither the Company nor SMI has any operating history in the business to be conducted by the Company following consummation of the SMI Acquisition, as more fully described in the Offering Materials.  The Subscriber understands that SMI has been primarily involved in acquiring rights to or developing intellectual property assets.  SMI has no sales and no products and the future sale of any products are subject to substantial regulatory and other hurdles.  SMI will require substantial additional funds after the Merger Closing and no assurance can be given that such funds will be available on terms acceptable to SMI or at all.

(f) The Subscriber has been furnished with, has carefully read and understands the Offering Materials.  The Subscriber and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by the Subscriber.  The Subscriber and its advisors, if any, have been afforded the opportunity to ask questions of and receive answers from the Company.  The Subscriber and its advisors, if any, have in the course of their investigation of the Company and the investment reviewed all publicly available information regarding SMI, the Company and their industry, competitors and competitive technologies.  The Subscriber understands that its investment in the Securities involves a high degree of risk, including the potential for a complete loss of value.  The Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities.  The Subscriber has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(g) Neither the Subscriber, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder (i) engaged in any general solicitation or (ii) published any advertisement in connection with the offer and sale of the Securities.

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(h) The Subscriber understands that no representation or warranty is made by the Company or any other Company Representative that the Company will be able to: (i) implement the business plan described in the Offering Materials, or any of it; (ii) achieve the operating or financial results described in the Offering Materials, or any of them; or (iii) operate in a manner which permits Company’s securities to retain their value or appreciate in value.

(i) The Subscriber understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(j) The Subscriber understands that (i) the Securities have not been and are not being registered under the 1933 Act or registered or qualified under any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered or qualified thereunder, (B) the Company shall have received an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration or qualification, or (C) the Subscriber provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) (“Rule 144”) or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (“Rule 144A”); (ii) any sale of the Securities made in reliance on Rule 144 or Rule 144A may be made only in accordance with the terms of Rule 144 or Rule 144A, as applicable, and further, if Rule 144 or Rule 144A is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(k) The Subscriber understands that the certificates or other instruments evidencing or representing the Securities shall bear restrictive legends in substantially the following forms (and a stop-transfer order may be placed against transfer of such Securities):

THE SECURITIES [EVIDENCED HEREBY] [REPRESENTED BY THIS CERTIFICATE] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN APPROPRIATE EXCEPTION UNDER SAID ACT OR APPLICABLE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR 144A UNDER SAID ACT.

THIS NOTE IS ISSUED PURSUANT TO THAT CERTAIN SECURITIES PURCHASE AGREEMENT DATED AS OF MARCH __, 2010 BY AND BETWEEN CASCADE TECHNOLOGIES CORP. AND _________ (THE “INITIAL HOLDER”).  ANY PURCHASER OR SUBSEQUENT HOLDER OF THIS NOTE IS AWARE THAT THIS NOTE MAY BE CONVERTED IN PART BY THE INITIAL HOLDER OR ANY SUBSEQUENT HOLDER WITHOUT SURRENDER TO THE BORROWER OR NOTATION OF SUCH CONVERSION ON THIS NOTE.  ANY SUCH PURCHASER OR SUBSEQUENT HOLDER OF THIS NOTE TAKES THIS NOTE SUBJECT TO ANY PRIOR CONVERSION OR OTHER SATISFACTION OF THIS NOTE.  ANY SUCH PURCHASER OR HOLDER OF THIS NOTE OR ANY INTEREST HEREIN SHOULD CONFIRM WITH THE BORROWER THE OUTSTANDING AMOUNT DUE UNDER THIS NOTE OR AMOUNTS CONVERTED HEREUNDER PRIOR TO COMPLETING ANY PURCHASE OF THE SECURITIES OR INDEBTEDNESS EVIDENCED BY THIS NOTE, THIS NOTE OR ANY INTEREST THEREIN OR HEREIN.

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The restricted securities legend set forth above shall be removed and the Company shall issue a Note or certificate without such legend to the holder of the Securities upon which it is stamped if (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale transaction, the Company receives an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, (iii) such holder provides the Company with reasonable assurance that the Securities can be sold without limitation as to amount pursuant to Rule 144(b) promulgated under the 1933 Act (or a successor rule thereto), or (iv) such holder provides the Company with reasonable assurance that the Securities have been or are being sold pursuant to Rule 144 or Rule 144A.

(l) The Subscriber understands that, pursuant to British Columbia Instrument 51-509 – Issuers Quoted in the U.S. Over-the-Counter Markets (“BCI 51-509”), as adopted by the British Columbia Securities Commission, a subsequent trade in the Securities in or from British Columbia will be a distribution subject to the prospectus and registration requirements of applicable Canadian securities legislation (including the British Columbia Securities Act) unless certain conditions are met, which conditions include, among others, a requirement that any certificate representing the Securities (or ownership statement issued under a direct registration system or other book entry system) bear the restrictive legend (the “BC Legend”) specified in BCI 51-509.  In connection with the foregoing, unless the Subscriber has checked the “BC Residents” box on the Signature Page to this Agreement, the Subscriber represents and warrants that the Subscriber is not a resident of British Columbia and undertakes not to trade or resell any of the Securities in or from British Columbia unless the trade or resale is made in accordance with BCI 51-509.  The Subscriber understands and agrees that the Company and others will rely upon the truth and accuracy of these representations and warranties and agrees that if such representations and warranties are no longer accurate or have been breached, the Subscriber shall immediately notify the Company.  By executing and delivering this Agreement and as a consequence of the representations and warranties made by the Subscriber in this section, the Subscriber will have directed the Company not to include the BC Legend on any certificates representing the Securities to be issued to the Subscriber.  As a consequence, the Subscriber will not be able to rely on the resale provisions of BCI 51-509, and any subsequent trade in any of the Securities in or from British Columbia will be a distribution subject to the prospectus and registration requirements of the British Columbia Securities Act.  If the Subscriber wishes to trade or resell any of the Securities in or from British Columbia, the Subscriber agrees and undertakes to return, prior to any such trade or resale, any certificate representing the Securities to the Company’s transfer agent to have the BC Legend imprinted on such certificate or to instruct the Company’s transfer agent to include the BC Legend on any ownership statement issued under a direct registration system or other book entry system.

(m) If the Subscriber is a resident of British Columbia, the Subscriber shall check the “BC Residents” box on the Signature Page to this Agreement and the Subscriber understands that, pursuant to BCI 51-509, a subsequent trade in the Securities in or from British Columbia will be a distribution subject to the prospectus and registration requirements of applicable Canadian securities legislation (including the British Columbia Securities Act) unless certain conditions are met, which conditions include, among others, a requirement that any certificate representing the Securities (or ownership statement issued under a direct registration system or other book entry system) bear the BC Legend.  If the Subscriber is a resident of British Columbia, the Subscriber acknowledges and agrees that the Securities are being issued pursuant to an exemption from the prospectus and registration requirements of applicable United States federal and Canadian securities legislation. As required by applicable securities law, including BCI 51-509, the Subscriber agrees to abide by all applicable resale restrictions and hold periods imposed by all applicable securities legislation. If the Subscriber is a resident of British Columbia, all certificates representing the Securities issued on Closing will be endorsed with the following legend in order to reflect the fact that the Securities will be issued to the Subscriber pursuant to an exemption from the prospectus and registration requirements of applicable securities laws:

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THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (ASDEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

UNLESS OTHERWISE PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY IN OR FROM BRITISH COLUMBIA UNLESS THE CONDITIONS IN SECTION 12(2) OF BC INSTRUMENT 51-509 ISSUERS QUOTED IN THE U.S. OVER-THE-COUNTER MARKET ARE MET.

(n) The Subscriber, if an entity, is a validly existing corporation, partnership, limited liability company or other entity and has the requisite corporate, partnership, limited liability or other organizational power and authority to purchase the Securities pursuant to this Agreement.  The Subscriber was not formed for the purpose of investing in the Securities.  The Subscriber, if an individual has the requisite capacity, power and authority to purchase the Securities pursuant to this Agreement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of the Subscriber and is a valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

(o) The Subscriber (either alone or with the Subscriber’s professional advisers who are unaffiliated with, and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly), has sufficient knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of an investment in the Securities, including the risks set forth in the Offering Materials and has the capacity to protect the Subscriber’s own interests in connection with the Subscriber’s proposed investment in the Securities.  The Subscriber has sought such legal, accounting and tax advice as it has considered necessary or appropriate to make an informed investment decision with respect to its acquisition of Securities.

(p) The Subscriber understands that its investment in the Securities involves a high degree of risk, including the potential loss for a complete loss of value.  The Subscriber is able to bear the economic risk of its investment in the Securities for an indefinite period of time, including a complete loss of the investment.

(q) In considering an investment in the Securities, the Subscriber has not relied upon any representations made by, or other information (whether oral or written) furnished by or on behalf of the Company other than as set forth in the Offering Materials.

(r) The Subscriber is not a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”); the Subscriber is not and has not, for a period of 12 months prior to the date of this Agreement, been

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affiliated or associated with any company, firm, or other entity which is a member of FINRA, and the Subscriber does not own any stock or other interest in any member of FINRA (other than interests acquired in open market purchases and constituting not more than .01% of any such entity).

(s) If the Subscriber is a corporation, company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to become an investor in the Company and the individual signing this Agreement on behalf of such entity has been duly authorized by such entity to do so.

(t) Any information which the Subscriber has furnished or hereafter furnishes to the Company with respect to the Subscriber’s accredited investor status, financial position, and business experience is correct and complete as of the date provided and, if there should be any material change in such information prior to the Offering Closing or any other applicable closing, the Subscriber will furnish such revised or corrected information to the Company.

(u) The Subscriber hereby acknowledges and is aware that the Subscriber is not entitled to cancel, terminate or revoke this subscription, and any agreements made in connection herewith shall survive its death, disability or dissolution.

6. Certain Covenants.

(a) The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Subscriber promptly after such filing.  The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Offering Closing date.  Notwithstanding the foregoing, the Company shall in no event be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, or to taxation as doing business in any jurisdiction where it is not now subject.

(b) Until the date as of which the Subscriber may sell all of the Conversion Shares without restriction pursuant to Rule 144 promulgated under the 1933 Act (or successor thereto) (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

(c) The Company agrees to deliver the following to the Subscriber during the Reporting Period: (i) within one (1) day after the filing thereof with the SEC, a copy of its annual reports on Form 10-K, its quarterly reports on Form 10-Q, any current reports on Form 8-K and any registration statements (other than on Form S-8) or amendments or supplements filed pursuant to the 1933 Act, unless the foregoing are filed with the SEC through the SEC’s Electronic Data Gathering Analysis and Retrieval system (“EDGAR”) and are immediately available to the public through EDGAR; (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries, except to the extent such release is available through Bloomberg Financial Markets (or any successor thereto) contemporaneously with such issuance; and (iii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders, unless the foregoing are filed with the SEC through EDGAR and are immediately available to the public through EDGAR on the same date given or made available to the shareholders.

(d) The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, a number of shares of Common Stock needed to provide for issuance of the Conversion Shares upon conversion of all outstanding Notes (without regard to any limitations on conversion thereof).

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(e) Contemporaneous with or prior to the earlier of (i) the Company’s first public announcement of the transactions contemplated hereby and (ii) 8:00 a.m. (New York City time) on the fourth (4th) business day following the Offering Closing date, the Company shall file a Form 8-K with the SEC, in which Form 8-K will include financial statements and descriptions of the terms of the transactions contemplated by this Agreement and the Final Merger Agreement in the form required by the Exchange Act (the “Announcing Form 8-K”).  The Company shall not make any public announcement regarding the transactions contemplated hereby prior to the Offering Closing.  The Company represents and warrants that, from and after the filing of the Announcing Form 8-K with the SEC, the Subscriber shall not be in possession of any material nonpublic information received from the Company, any of its subsidiaries or any of their respective officers, directors, employees or agents provided by the Company.  The Company shall not, and shall cause each of its subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide the Subscriber with any material nonpublic information regarding the Company or any of its subsidiaries from and after the filing of the Announcing Form 8-K with the SEC without the express prior written consent of the Subscriber.  In the event of a breach of the foregoing covenant, which breach continues for five (5) business days, by the Company, any of its subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Notes, the Subscriber shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material nonpublic information without the prior approval by the Company, its subsidiaries, or any of its or their respective officers, directors, employees or agents.  The Subscriber shall not have any liability to the Company, its subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure.  Subject to the foregoing, neither the Company nor the Subscriber shall issue any press releases or any other public statements with respect to the transactions contemplated hereby or disclosing the name of the Subscriber; provided, however, that the Company shall be entitled, without the prior approval of the Subscriber, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the Announcing Form 8-K and contemporaneously therewith or subsequent thereto and (ii) as is required by applicable law (provided that the Subscriber shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

(f) The offer and issuance of the Securities to the Subscriber is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) of the 1933 Act and Rule 506 of Regulation D promulgated thereunder.  On the Closing Date, the Company will provide an opinion reasonably acceptable to the Subscriber from the Company's legal counsel opining on the availability of an exemption from registration under the 1933 Act as it relates to the offer and issuance of the Securities and other matters reasonably requested by Subscriber.  The Company will provide, at the Company's expense, to the Subscriber, such other legal opinions, if any, as are reasonably necessary and appropriate for the issuance and resale of the Notes and Conversion Shares pursuant to a registration statement, the exemption from registration provided by Section 4(1) of the 1933 Act and Rule 144 promulgated thereunder, or another exemption from registration.

(g) The Subscriber will give notice of its decision to exercise its right to convert its Note, interest, or part thereof by telecopying or otherwise delivering a completed Notice of Conversion (a form of which is annexed as Exhibit A to the Note) to the Company.  The Subscriber will not be required to surrender the Note until the Note has been fully converted or satisfied.  Each date on which a Notice of Conversion is telecopied to the Company in accordance with the provisions hereof by 6 p.m. Eastern Time (“ET”) (or if received by the Company after 6 p.m. ET, then the next business day) shall be deemed a “Conversion Date.”  The Company will itself or cause the Company’s transfer agent to transmit the Company's Common Stock certificates representing the “Conversion Shares” issuable upon conversion of the Note to Subscriber via express courier for receipt by Subscriber within five (5) business days after the Conversion Date (such fifth day being the “Delivery Date”).  In the event the Conversion Shares are electronically transferable, then delivery of the Shares must be made by electronic transfer provided request for such electronic transfer has been made by the Subscriber.   A Note representing the balance of the Note not so converted will be provided by the Company to the Subscriber if requested by the Subscriber, provided Subscriber delivers the original Note to the Company.

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(h) The Company understands that a delay in the delivery of the Conversion Shares in the form required pursuant to Section 6(g) later than the Delivery Date could result in economic loss to the Subscriber.  As compensation to the Subscriber for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to the Subscriber for late issuance of Conversion Shares in the form required pursuant to this Agreement upon conversion of the Note, the amount of $100 per business day after the Delivery Date for each $10,000 of Note principal amount and interest (and proportionately for other amounts) being converted of the corresponding Conversion Shares which are not timely delivered, with an aggregate maximum not to exceed $1,000 per each such $10,000.  The Company shall pay any payments incurred under this Section promptly following delivery of written demand.  Furthermore, in addition to any other remedies which may be available to the Subscriber, in the event that the Company fails for any reason to effect delivery of the Conversion Shares on or before the Delivery Date, the Subscriber will be entitled to revoke all or part of the relevant Notice of Conversion by delivery of a notice to such effect to the Company whereupon the Company and the Subscriber shall each be restored to their respective positions immediately prior to the delivery of such notice, so long as such notice is received prior to the Subscriber’s actual receipt of the Conversion Shares, except that the damages payable in connection with the Company’s default shall be payable through the date notice of revocation or rescission is given to the Company.

(i) In the event the Subscriber shall elect to convert a Note or part thereof, the Company may not refuse conversion based on any claim that the Subscriber or any one associated or affiliated with the Subscriber has been engaged in any violation of law, or for any other reason, unless, a final non-appealable injunction from a court made on notice to the Subscriber, restraining and or enjoining conversion of all or part of such Note shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of the Subscriber equal to the greater of (i) 120% of the outstanding principal and accrued but unpaid interest of the Note, and the aggregate purchase price of the Conversion Shares which are sought to be subject to the injunction, or (ii) the closing price of the Common Stock on the trading day before the issue date of the injunction multiplied by the number of Conversion Shares issuable upon conversion of the Note, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to the Subscriber to the extent the judgment or decision is in the Subscriber’s favor.

(j) In addition to any other rights available to the Subscriber, if the Company fails to deliver to the Subscriber Conversion Shares by the Delivery Date and if after the Delivery Date the Subscriber or a broker on the Subscriber’s behalf purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Subscriber of the Common Stock which the Subscriber was entitled to receive upon such conversion (a “Buy-In”), then the Company shall pay to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Note for which such conversion request was not timely honored together with interest thereon at a rate of 10% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty).  For example, if the Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of Note principal and/or interest, the Company shall be required to pay the Subscriber $1,000 plus interest.  The Subscriber shall provide the Company written notice and evidence indicating the amounts payable to the Subscriber in respect of the Buy-In.

(k) Within five (5) business days (such fifth business day being the “Unlegended Shares Delivery Date”) after the business day on which the Company has received (i) a notice that Conversion Shares held by the Subscriber have been sold pursuant to a registration statement or the exemption from registration provided by Section 4(1) of the 1933 Act and Rule 144 promulgated thereunder, (ii) a representation that the prospectus delivery requirements, or the requirements of the exemption from registration provided by Section 4(1) of the 1933 Act and Rule 144 promulgated thereunder, as applicable and if required, have been satisfied, (iii) the original share certificates representing the shares of Common Stock that have been sold, and (iv) in the case of sales under the exemption from registration provided by Section 4(1) of the 1933 Act and Rule 144 promulgated thereunder, customary representation letters of the Subscriber and, if required, the Subscriber’s broker regarding compliance with the requirements of Rule 144, the Company at its expense, (y) shall deliver,

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and shall cause legal counsel selected by the Company to deliver to its transfer agent (with copies to the Subscriber) an appropriate instruction and opinion of such counsel, directing the delivery of shares of Common Stock without any legends including the legend (the “Unlegended Shares”); and (z) cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the submitted Common Stock certificate, if any, to the Subscriber at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date.

(l) In lieu of delivering physical certificates representing the Unlegended Shares, upon request of the Subscriber, so long as the certificates therefor do not bear a legend and the Subscriber is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of the Subscriber’s prime broker with the Depository Trust Company through its Deposit/Withdrawal at Custodian (“DWAC”) system, if such transfer agent participates in Depository Trust Company’s Fast Automated Securities Transfer program and processes transactions in the DWAC system.  Such delivery must be made on or before the Unlegended Shares Delivery Date.

(m) The Company understands that a delay in the delivery of the Unlegended Shares later than the Unlegended Shares Delivery Date could result in economic loss to the Subscriber.  As compensation to the Subscriber for such loss, the Company agrees to pay late payment fees (as liquidated damages and not as a penalty) to the Subscriber for late delivery of Unlegended Shares in the amount of $100 per business day after the Unlegended Shares Delivery Date for each $10,000 of purchase price of the Unlegended Shares subject to the delivery default, with an aggregate maximum not to exceed $1,000 per each such $10,000.  If during any 360 day period, the Company fails to deliver Unlegended Shares as required by this Section 6 for an aggregate of 30 days, then the Subscriber or assignee holding Securities subject to such default may, at its option, require the Company to redeem all or any portion of the Unlegended Shares subject to such default at a price per share equal to the greater of (i) 115% of the Purchase Price paid by the Subscriber for the Unlegended Shares that were not timely delivered, or (ii) a fraction in which the numerator is the highest closing price of the Common Stock during the aforedescribed thirty day period and the denominator of which is the lowest conversion price or exercise price, as the case may be, during such thirty day period, multiplied by the price paid by the Subscriber for such Common Stock (“Unlegended Redemption Amount”).  The Company shall pay any payments incurred under this Section in immediately available funds promptly following delivery of written demand.

(n) In the event the Subscriber shall request delivery of Unlegended Shares as described in Section 6(k) and the Company is required to deliver such Unlegended Shares, the Company may not refuse to deliver Unlegended Shares based on any claim that the Subscriber or any one associated or affiliated with the Subscriber has been engaged in any violation of law, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of the Subscriber in the amount of the greater of (i) 120% of the amount of the aggregate purchase price of the Common Stock which is subject to the injunction or temporary restraining order, (ii) the closing price of the Common Stock on the trading day before the issue date of the injunction multiplied by the number of Unlegended Shares to be subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to the Subscriber to the extent the Subscriber obtains judgment in the Subscriber’s favor.

(o) In addition to any other rights available to the Subscriber, if the Company fails to deliver to the Subscriber Unlegended Shares as required pursuant to Section 6(k) and after the Unlegended Shares Delivery Date the Subscriber, or a broker on the Subscriber’s behalf, purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by such Subscriber of the shares of Common Stock which the Subscriber was entitled to receive from the Company (a “Buy-In”), then the Company shall promptly pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber's total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (B) the aggregate purchase price of the shares of Common Stock delivered to the Company for reissuance as Unlegended Shares together with interest thereon at

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 a rate of 15% per annum accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty).  For example, if the Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of shares of Common Stock delivered to the Company for reissuance as Unlegended Shares, the Company shall be required to pay the Subscriber $1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

(p) At any time commencing six months after the Closing Date, in the event the Subscriber is not permitted under applicable law to sell any of the Conversion Shares without any restrictive legend or if such sales are permitted by applicable law but are subject to volume limitations or further restrictions on resale as a result of the unavailability to Subscriber of Rule 144(b)(1)(i) under the 1933 Act or any successor rule (a “144 Default”), due to the breach by the Company of any provision of this Agreement, including the failure by the Company to file quarterly, annual or any other filings required to be made by the Company by the required filing dates, or the Company’s failure to make information publicly available which would allow the Subscriber’s reliance on Rule 144 in connection with sales of Conversion Shares, except due to a change in current applicable securities laws or because the Subscriber is an “affiliate” (as defined under Rule 144) of the Company, then the Company shall pay the Subscriber as liquidated damages and not as a penalty for each 30 days (or such lesser pro-rata amount for any period less than 30 days) an amount equal to two percent (2%) of the purchase price of the Conversion Shares subject to such 144 Default.

(q) The Subscriber is given the right to elect to substitute any terms of any other offering for any terms of the Offering in connection with which the Subscriber has rights pursuant to Section 2.1(d)(iv) of the Note.

(r) Upon closing of the Offering, the Company shall pay to Grushko & Mittman, P.C. at the Offering Closing and out of funds in the Escrow a cash fee of $12,500 (“Legal Fees”) as reimbursement for services rendered on behalf of one or more of the subscribers in connection with the transactions described in this Agreement.  For avoidance of doubt, the Legal Fees will be payable out of funds held pursuant to the Escrow Agreement, subject to occurrence of the Offering Closing.

7. Indemnification.

(a) As used in this Agreement, the term “Company Representatives” shall mean and include all of the following:  (i) the Company and all affiliates thereof, (ii) shareholders, managers, members, directors, officers, and employees of the Company and/or affiliates thereof; (iii) PG, as defined below, and (iv) all advisors, attorneys, agents and other representatives of the Company, PG and/or affiliates thereof.  As used in this Section 7, the term “PG” means Princeville Group LLC and the present and former affiliates, members, shareholders, managers, directors, officers, employees, agents and designees thereof, including, for the avoidance of doubt, PG Advisors LLC.

(b) The Subscriber agrees to indemnify and defend the Company Representatives (the and to hold them harmless from and against any and all liability, damage, cost or expense (including attorneys’ fees) to which any of them may become subject arising out of or based upon any false representation or warranty, or any breach of or failure to comply with any covenant or agreement, made by the Subscriber in this Agreement in connection with the Offering of the Securities.  The indemnity obligations of the Subscriber under this Section 7 shall survive the Offering Closing or any other closing, any issuance of Securities, and any rejection of this subscription, in whole or in part.  As of the date of the Offering Materials, except as set forth in the Offering Materials, no Company Representative has committed to purchase Notes and the Company makes no representation that any Company Representative shall do so.  Notwithstanding the foregoing, to the maximum extent permitted by law, the Subscriber hereby releases from liability any Company Representative: (i) for receipt of the compensation (fees, stock, bonuses or otherwise) disclosed in the Offering Materials and for enforcing their rights with respect thereto even if such action is detrimental to the Company and/or its security holders; and (ii) for making or not making an investment in the Notes on the same terms available to other investors in the Notes and for enforcing their rights as holders of Securities, even if such action is detrimental to

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 the Company and/or its security holders.  To the maximum extent permitted by law, the foregoing release is unconditional and absolute and is offered as a material inducement to Company Representatives to advise, manage and potentially invest in the Company.  The foregoing release will be modified to the minimum extent required or curtailed to comply with law and the modified release will be binding on the Subscriber.

(c) The Company agrees to indemnify and defend the Subscriber (which for purposes of this indemnification includes Subscriber’s affiliates, officers, directors, shareholders, managers, members, agents, employees and their affiliates) and to hold it harmless from and against any and all liability, damage, cost or expense (including attorneys’ fees) to which it may become subject arising out of or based upon any false representation or warranty, or any breach of or failure to comply with any covenant or agreement, made by the Company in this Agreement, any confidentiality agreement, or any other document furnished to the Subscriber by the Company in connection with the Offering of the Securities.  The indemnity obligations of the Company under this Section 7 shall survive the Offering Closing or any other closing, any issuance of Securities, and any rejection of this subscription, in whole or in part.

(d) The Subscriber acknowledges that the interests of the Company Representatives and the interests of any Person controlled by a Company Representative may not necessarily coincide with, and may be or may hereafter be in conflict with, the interests of the Subscriber, including as a result of such Persons possibly being service providers to or creditors of the Company.  The Subscriber hereby consents to and waives such conflict of interest provided disclosure of any such actual conflicts of interest are made in advance to Subscriber and such conflicts do not cause the Company to receive benefit less than would be received in an arm’s length transaction.

(e) PG and its present and former representatives are entitled to and will acquire equity in the Company.  As a material inducement to PG to participate in the Company, to the maximum extent permitted by applicable law, the Subscriber irrevocably agrees that it shall not challenge, assist in challenging, or benefit from any challenge to the issuance to, purchase by, or retention by, PG or any designee thereof of any equity heretofore, concurrently herewith or hereafter issued to, purchased by, or retained by PG or any designee thereof.  Without limiting the foregoing, to the maximum extent permitted by applicable law, the Subscriber consents to the Company’s payment of fees to PG pursuant to any future advisory or consulting agreements the Company and PG may enter into as a Company financial obligation senior to the Company’s obligations to its shareholders, including holders of the Common Stock, in their capacities as shareholders.

8. Confidentiality.  The Company acknowledges that certain subscribers may be in the business of venture capital or private equity investing and may therefore review the business plans and related proprietary information of many enterprises, including enterprises that may have products or services that compete directly or indirectly with those of the Company.  Nothing in this Agreement shall preclude or in any way restrict the Subscriber from investing or participating in any particular enterprise, regardless of whether such enterprise has products or services that compete with those of the Company (it being understood, however, that the foregoing shall not, in any event, be deemed to give the Subscriber the ability to disclose or use the Company’s proprietary information in connection with any other enterprise, or from using the proprietary information of any other enterprise in connection with the Company).

9. Law Governing This Agreement.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York.  The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury.  The prevailing party shall be entitled to recover from the other party its

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reasonable attorney's fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.  Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(b) The Company and the Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.  Subject to Section 9(a) hereof, the Company and the Subscriber each hereby irrevocably waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(c) In the event the Subscriber is entitled to receive any liquidated damages pursuant to the Transaction Documents, the Subscriber may elect to receive the greater of actual damages or such liquidated damages.

(d) Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscribers and thus refunded to the Company.  The Company agrees that it may not and actually waives any right to challenge the effectiveness or applicability of this Section 9(d).

10. General Provisions.

(a) Any notice in connection with this Agreement must be in writing and must be either personally delivered, sent by facsimile if confirmation is available or sent by reputable overnight courier service (charges prepaid) to the recipient at the address indicated on the Signature Page hereof.  Any notice will be deemed to have been given when delivered or sent in accordance with the provisions of this Section 10(a).

(b) Unless otherwise set forth in this Agreement, (i) the representations and warranties of the Company and the Subscriber contained in or made pursuant to this Agreement, (ii) the indemnities and releases granted by the Subscriber and Company in Section 7 hereof, (iii) the Subscriber’s right to be refunded the amount of its subscription in the circumstances specified in this Agreement, and (iv) the provisions of Sections 8, 9 and 10 hereof, shall survive any and all of (A) the execution and delivery of this Agreement, (B) the rejection of the Subscriber’s subscription hereunder, (C) any termination or withdrawal of the subscription, including by virtue of the failure of the conditions to the Offering Closing provided in Section 3, (D) the Offering Closing and any other closing and (E) the termination of this Agreement.

(c) The representations, warranties and agreements contained in this Agreement shall be binding on the Subscriber’s and the Company’s respective successors, assigns, heirs and legal representatives

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 and shall inure to the benefit of the respective successors and assigns of the Company and the Subscriber and their respective directors, officers, employees, attorneys and other agents.

(d) This Agreement, and the agreements and documents referred to in this Agreement, contain the complete agreement and understanding of the parties and supersede any prior understandings, agreements or representations by or among the parties, whether written or oral, that may have related to the subject matter of this Agreement.  This Agreement may not be changed, waived, discharged, or terminated orally but, rather, only by a statement in writing signed by the party or parties against whom enforcement or the change, waiver, discharge or termination is sought.

(e) In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

(f) The construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the internal law of the State of New York, without giving effect to principles of conflicts of laws or choice of law of the State of New York, or any other jurisdiction which would result in the application of the law of any jurisdiction other than the State of New York.

(g) Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part, any of the terms or provisions of this Agreement.

(h) Subscriber and the Company shall each execute such additional documents, if any, as may reasonably be requested to effectuate the purposes of this Agreement.

(i) This Agreement and any document referred to herein, may be executed in any number of counterparts, each of which may be deemed an original and all of which together shall constitute a single instrument.  Execution and delivery of this Agreement by facsimile shall be deemed to be equivalent to the execution and delivery of an original.

(j) Unless the context otherwise requires, (i) all references to Sections are to sections contained in this Agreement, (ii) any accounting term used in this Agreement has the meaning assigned to it in accordance with United States generally accepted accounting principles, (iii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, and (iv) the use of the word “including” in this Agreement shall be by way of example rather than limitation.

(k) As used in this Agreement, the term “Person” refers to any natural or legal individual, corporation, partnership, trust, limited liability company, association, group or other entity.

(l) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) The Company may accept this Agreement at any time for all or any portion of the Notes subscribed for by executing a copy hereof as provided and notifying the Subscriber within a reasonable time thereafter.

(n) The parties acknowledge and agree that to the extent any provisions of this Agreement are inconsistent with the terms and provisions of the Offering Materials, the Merger Agreement or the Note, the terms of this Agreement and the Note shall be controlling.

PLEASE RETURN TWO (2) ORIGINALLY SIGNED COPIES OF THIS SECURITIES PURCHASE AGREEMENT:

Page 17 of 20.

Please concurrently wire transfer the full purchase price of the Notes to the Escrow Agent pursuant to following banking instructions:

Case Knowlson & Jordan LLP
Client Trust Account
First Republic Bank
ABA Routing No.:  321081669
Address:  1888 Century Park East
Los Angeles, CA 90067-1733
Phone:        +1 (310) 407-7005, Tina Levonian, Relationship Manager
  +1 (310) 407-7090, Karen Weissenbach, Preferred Banker
Credit Account No.:   92400045901

In its sole discretion, the Company may accept payment by check.  PLEASE CALL EDWIN LASMAN OF CASE KNOWLSON & JORDAN LLP AT +1.310.552.2766 IF YOU HAVE ANY QUESTIONS REGARDING PAYMENTS TO THE ESCROW AGENT.

[The Subscriber Information and Signature Pages are on the Next Two Pages]

Page 18 of 20.

SUBSCRIBER INFORMATION AND SIGNATURE PAGES

The undersigned hereby subscribes to purchase the principal amount of Notes, subject to any allocation due to oversubscription:

Subscription Information Principal Amount of Notes and Purchase Price:	$
Is this subscription is on an “all or none basis”?	_____Yes ____No
If this subscription is not on an “all or none basis,” if there is an allocation, is there a minimum principal amount of Notes for which this subscription may be accepted?  If there is no minimum, the box may be left blank or be marked with “N/A” or with similar words.
$
Subscriber Contact Information
Address for Notices and for the delivery of checks with respect to any return of funds:

Telephone Number:             __________________________________________
Email Address:                    __________________________________________
Fax Number:                       __________________________________________

Subscriber to Sign Name here and again on Next Page:

__________________________________________________
Signature of Authorized Representative of Subscriber

__________________________________________________
Print Name of Authorized Representative of Subscriber
□           BC Residents:  By checking this box, the undersigned Subscriber represents and warrants to the Company that the Subscriber is a resident of British Columbia and is aware of and agrees to the provisions of Section 5(m) above.

Page 19 of 20.

IN WITNESS WHEREOF, the undersigned has executed this Securities Purchase Agreement this ___ day of __________________ 20___.

FOR INDIVIDUALS:	FOR ENTITIES:
Signature of Subscriber	Print Name of Subscriber
Print Name of Subscriber	Signature Authorized Signatory
Signature of Co-Subscriber, if any	Print Name of Authorized Signatory
Print Name of Co-Subscriber, if any	Title of Authorized Signatory

Accepted and agreed to:	Cascade Technologies Corp., a Wyoming corporation

                By:
Name:
Title:

Page 20 of 20.

Appendix A

Disclosure Materials

♦	Private Placement Memorandum (Executive Summary)
♦	Memorandum of Terms for the Private Placement of Convertible Notes of Cascade Technologies Corp.
♦	Management and Board Presentation
♦	Comparable Company Analysis
♦	Form of Note dated March 1, 2010
♦	Form of Agreement and Plan of Merger dated March 1, 2010